Exhibit 5.5

ERM Consultants Canada Ltd.

March 29, 2017

TO:	Seabridge Gold Inc.

British Columbia Securities Commission

Ontario Securities Commission

Alberta Securities Commission

Saskatchewan Financial Services Commission

Manitoba Securities Commission

Nova Scotia Securities Commission

The Office of the Yukon Superintendent of Securities

Toronto Stock Exchange

United States Securities and Exchange Commission

Re:	Seabridge Gold Inc. (the "Company") Consent of Expert

Ladies and Gentlemen:

Reference is made to the following reports:

•	Courageous Lake Prefeasibility Study dated September 5, 2012 and amended November 11, 2014
•	2016 KSM (Kerr-Sulphurets-Mitchell) Prefeasibility Study Update and Preliminary Economic Assessment dated October 6, 2016
(collectively, the "Reports")

In connection with the Company's short form prospectus dated March 29, 2017 and all documents incorporated by reference therein including, but not limited to, the Company's annual information form dated March 29, 2017 for the year ended December 31, 2016 (collectively, the "Prospectus") and the Company's Registration Statement on Form F-10 dated March 29, 2017 and any amendments thereto, including any post-effective amendments (collectively, the "Registration Statement"), I, Rolf Schmitt, M.Sc., P.Geo., on behalf of myself, Pierre Pelletier, P.Eng. and ERM Consultants Canada Ltd., hereby:

1.	consent to the public filing of the Reports and the use of any extracts from or a summary of the Reports in the Prospectus and the Registration Statement;
2.	consent to the use of my name, the name of Pierre Pelletier, P.Eng. and ERM Consultants Canada Ltd.'s name and references to the Reports, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion or incorporation by reference of information derived from the Reports in the Prospectus and the Registration Statement;
3.	confirm that I have read the Prospectus and the Registration Statement and that they fairly and accurately represent the information in the sections of the Reports for which I am responsible; and
4.	confirm that I have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Reports or that are within my knowledge as a result of the services performed by me in connection with the Reports.

Yours truly,

/s/ Rolf Schmitt
Rolf Schmitt, M.Sc., P.Geo.